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                                                                   Exhibit 23.04




                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this registration statement on Form S-1 (File No. 333-50209) of our report dated February 27, 2001, on our audits of the financial statements of The Millburn World Resource Trust. We also consent to the references to our firm under the captions "Selected Financial Information" and "Experts".





                                              PricewaterhouseCoopers LLP


New York, New York                            By: /s/ PRICEWATERHOUSECOOPERS LLP
May 17, 2001                                      ------------------------------